Exhibit 21
Subsidiaries of the Company

Name	Doing Business As .	% of Ownership	Place of Incorporation

Administradora Soal S.A. de C.V.		100%	Mexico
Atlas Spring Manufacturing Corp.		100%	California
Buffalo Batt & Felt, LLC		100%	Delaware
Chieng Yeng Ent. Co., Ltd.		80%	British Virgin Islands
China Display Fixture (Kunshan) Co. Ltd.		100%	China
Church Corporate Park Owner’s Association, LLC		62%	Delaware
Collier-Keyworth, LLC		100%	North Carolina
Crest-Foam Corp.	Edison Foam Processing Corp.	100%	New Jersey
Healthy Sleeper
Industrial Components Group
L&P Carpet Cushion
Leggett & Platt Carpet Cushion
Leggett & Platt Carpet Cushion Division
S.C.S.
Sleep Comfort Systems by Leggett & Platt
De Todo en Alambre de Aguascalientes, S.A. de C.V.		100%	Mexico
Dresher, Inc.	Harris-Hub Company, Inc.	100%	Delaware
Fides s.r.l.		100%	Italy
Flex-O-Lators, Incorporated		100%	Missouri
Fo Shan City Nan Hai Chieng Yeng Plastic & Hardware Product Co., Ltd.[1]		80%	China
Gamber-Johnson, LLC		100%	Wisconsin
Gateway (Textiles) Limited		100%	United Kingdom
Gateway Holdings Limited		100%	United Kingdom
Gateway Iberica S.L.		100%	Spain
Guangdong Zhaoqing L&V Co. Ltd.		100%	China
Hanes CNC Services Co.		100%	North Carolina
Hanes Companies - New Jersey, LLC	Hanes	100%	Delaware
Hanes Companies
Hanes Converting Company
Hanes Fabrics Company
Hanes Trading Company
Hanes Companies Foundation		100%	North Carolina
Hanes Companies, Inc.	Attila Environmental Products	100%	North Carolina
Geo-Civ Products
Hanes
Hanes Companies
Hanes Companies - New Jersey

Name	Doing Business As .	% of Ownership	Place of Incorporation.
Hanes Converting Company
Hanes Dye & Finishing Division
Hanes Dye & Finishing Division, Inc.
Hanes Fabrics Company
Hanes Geo Components
Hanes Industries Division
Hanes Industries Division, Inc.
Hanes Industries Engineered Materials
Hanes Trading Company
Ikex
Jarex
Lone Star Geo Products
Price & Company
VWR Textiles & Supplies Inc.
Webtec
West End Textiles Company
Hong Kong Veilon Limited		100%	Hong Kong
Jiangyan Intes-Leggett & Platt Special Textile Co. Ltd.		50%	China
JP&S Holdings Limited		100%	United Kingdom
JP&S Unlimited		100%	United Kingdom
Kelmax Lopez Manufacturing, S.A. de C.V.		100%	Mexico
Knitmasters, LLC		50%	Delaware
L and C Windsor Cables Ltd.		100%	Canada
L and G Acquisition Company, LLC		100%	Delaware
L and P Mexico, S.A. de C.V.	L and P Mexico, Incorporated	100%	Mexico
L and P Springs South Africa (Pty) Ltd.		100%	S. Africa
L&C Changsha Cable Industries Ltd		100%	China
L&C Changsha Conduit Industries Ltd.		100%	China
L&P (Australia) Acquisition Co. No. 1 Pty Ltd		100%	Australia
L&P Acquisition Company – 44		100%	Delaware
L&P Acquisition Company – 58		100%	Delaware
L&P Acquisition Company – 59		100%	Delaware
L&P Acquisition Company – 62		100%	Delaware
L&P Acquisition LLC – 10		100%	Delaware
L&P Acquisition LLC – 16		100%	Delaware
L&P Acquisition LLC – 17		100%	Delaware
L&P Acquisition LLC – 18		100%	Delaware
L&P Acquisition LLC – 19		100%	Delaware
L&P Acquisition LLC – 20		100%	Delaware

Name	Doing Business As .	% of Ownership	Place of Incorporation.
L&P Acquisition LLC – 21		100%	Delaware
L&P Automotive (Korea)LLC		100%	South Korea
L&P Automotive Europe GmbH		100%	Germany
L&P Automotive Europe Headquarters GmbH		100%	Germany
L&P Automotive Japan Ltd.		100%	Japan
L&P Denmark ApS		100%	Denmark
L&P Electric, Inc.	Leggett & Platt Electric, Inc.	100%	Delaware
L&P Europe SCS		100%	Luxembourg
L&P Fahrzeug - Und Matratzenkomponenten Geschaftsfuhrung GmbH		100%	Germany
L&P Financial Services Co.	Hi Life Products	100%	Delaware
Industrial Components Group
L&P Carpet Cushion
Leggett & Platt Carpet Cushion
Unique Foam
L&P Guarding LLC	Folding Guard	100%	Delaware
Folding Guard Company
L&P Holdings LLC		100%	Delaware
L&P Hungary Ltd.		100%	Hungary
L&P International Holdings Company		100%	Delaware
L&P Materials Manufacturing, Inc.	Adcom Wire Company	100%	Delaware
American NonSlip Products
Consumer Products Group
Leggett & Platt Consumer Products Group
Mary Ann Industries
Rug Hold
L&P Netherlands Holdings B.V.		100%	Netherlands
L&P Property Foremost Industrial Park LLC		100%	Michigan
L&P Property Management Company	Consumer Products Group	100%	Delaware
IDEA Center
L&P PMC, Inc.
Leggett & Platt Consumer Products Group
Leggett & Platt West Coast Furniture Division
L&P Somappa Comfort Systems (India) Private Limited		96.295%	India
L&P Springs Denmark A/S		100%	Denmark
L&P Supply Chain Management, LLC		100%	Delaware
L&P Swiss Holding AG		100%	Switzerland
L&P tehnologije d.o.o.		100%	Croatia
L&P Transportation LLC	L&P Global Supply Chain Solutions	100%	Delaware

Name	Doing Business As .	% of Ownership	Place of Incorporation.
L&P Global Supply Chain Solutions – Truckload Division
Leggett & Platt Consumer Products Group
L&P/Chieng Yeng Management Co. Limited		100%	Hong Kong
Landmark Earth Solutions, Inc.		100%	Nevada
Leaving Taos, Inc.	Leggett Southwest Carpet Cushion	100%	Delaware
Leggett & Platt (Australia) Pty Ltd		100%	Australia
Leggett & Platt (Barbados) Ltd.		100%	Barbados
Leggett & Platt (Guangzhou) Co. Ltd.		100%	China
Leggett & Platt (Jiaxing) Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Consulting Co. Ltd		100%	China
Leggett & Platt (Shanghai) Machinery Technology Co. Ltd		100%	China
Leggett & Platt (Taizhou) Co. Ltd.		100%	China
Leggett & Platt Administradora, S.A. de C.V.		100%	Mexico
Leggett & Platt Asia (HT) Limited		100%	Hong Kong
Leggett & Platt Asia Holdings (Switzerland) GmbH		100%	Switzerland
Leggett & Platt Asia Limited	L&P Global Supply Chain Solutions	100%	Hong Kong
Leggett & Platt Automotive Group - New Jersey, LLC		100%	Delaware
Leggett & Platt Automotive Group de Mexico, S.A. de C.V.		100%	Mexico
Leggett & Platt Canada Co.	Canadian Furniture	100%	Canada
Crown North America
Crown-VMS
Design Fabricators
Design Fabricators/Fabricants de Design
FBG Canada
Globe Spring
Hanes Geo Components
Hanes Geo Components/Geocomposites Hanes
L&P Automotive Group
L&P Automotive Group London
L&P Plastics
L&P Plastics/Plastiques L et P
Leggett & Platt Automotive Group
Leggettwood
Leggettwood, Roberval

Name	Doing Business As .	% of Ownership	Place of Incorporation.
Leggettwood, St-Germain
Leggettwood, St-Nicholas
Lenrod
Lenrod Industries
Lenrod Industries, a Division of Leggett & Platt Canada Co.
Lenrod-Hanes
Les Industries Lenrod
Les Industries Lenrod, une Division de Societe Leggett & Platt Canada
Masterack/Crown
No-Sag Spring Company
Northfield Metal Products
Paris Spring
Rothtex
Schukra of North America
Spruceland Forest Products
Vehicle Management Systems
VMS
Westex
Westex International
Wiz Wire and Spring
Leggett & Platt Commercial Vehicle Products, Inc.		100%	Delaware
Leggett & Platt Components (Australia) Pty Ltd		100%	Australia
Leggett & Platt Components Company, Inc.	Ark-Ell Springs	100%	Delaware
Cameo Fibers
Cumulus Fibres
Everwood Products
Industrial Components Group
L&P Carpet Cushion
Leggett & Platt Carpet Cushion
Matrex
Matrex Furniture Components
Petco Sackner
Sterling & Adams Bentwood
Tupelo Sleeper
Leggett & Platt Components Europe Limited	Wellhouse	100%	United Kingdom
Wellhouse Wire Products
Leggett & Platt de Chihuahua, S.A. de C.V.		100%	Mexico
Leggett & Platt de Mexico, S.A. de C.V.	Leggett & Platt de Mexico, Incorporated	100%	Mexico

Name	Doing Business As .	% of Ownership	Place of Incorporation.
Leggett & Platt del Uruguay S.A.		100%	Uruguay
Leggett & Platt do Brasil Ltda.		100%	Brazil
Leggett & Platt Eastern Europe LLC		100%	Russia
Leggett & Platt Europe Finance SCS		100%	Luxembourg
Leggett & Platt France		100%	France
Leggett & Platt Industry (Huizhou) Co Ltd		100%	China
Leggett & Platt International Service Corporation		100%	Delaware
Leggett & Platt International Trade (Shanghai) Co., Ltd.		100%	China
Leggett & Platt Luxembourg Finance Company S.à r.l.		100%	Luxembourg
Leggett & Platt Luxembourg Holdings S.à r.l.		100%	Luxembourg
Leggett & Platt Luxembourg S.à r.l.		100%	Luxembourg
Leggett & Platt Middle East, Incorporated		100%	Delaware
Leggett & Platt Office Components, LLC	LP Cincro	100%	Delaware
Leggett & Platt Office Components International S.r.l.		100%	Italy
Leggett & Platt Residencial, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Comerciales, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios de Manufactura, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Ejecutivos, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Productivos, S.A. de C.V.		100%	Mexico
Leggett & Platt Tax Partnership		100%	Missouri
Leggett & Platt Texas Properties, LLC		100%	Texas
Leggett & Platt UK Limited		100%	United Kingdom
Legplat, S. de R.L. de C.V.		100%	Mexico
Malvern Property Holdings, LLC		100%	Delaware
Metrock Steel & Wire Company, Inc.		100%	Alabama
MPI (A Leggett & Platt Company), Inc.		100%	Texas
MPI, Inc.		100%	Mississippi
MZM, S.A. de C.V.		100%	Mexico
Nahtec L&P GmbH		100%	Germany
Nestaway, LLC		100%	Delaware
Pullmaflex Benelux N.V.		100%	Belgium
Pullmaflex International B.V.		100%	Netherlands
Pullmaflex International Limited		100%	United Kingdom
Pullmaflex Southern Africa (Proprietary) Limited		49%	South Africa
Pullmaflex UK Limited		100%	United Kingdom

Name	Doing Business As .	% of Ownership	Place of Incorporation.
Schukra Berndorf Ges.m.b.H.		100%	Austria
SCHUKRA Geratebau GmbH		100%	Austria
SCI Parent, Inc.		100%	Delaware
Solon Specialty Wire Co.		100%	Delaware
Southwest Carpet Pad, Inc.		100%	California
Sponge-Cushion, Inc.		100%	Illinois
Spuhl AG		100%	Switzerland
Sterling Steel Company, LLC		100%	Delaware
Storage Products Group, LLC		100%	Delaware
Suncoast Lots 579, LLC		100%	Florida
Valley Metals, LLC		100%	California
Western Pneumatic Tube Company, LLC		100%	Washington
Western Pneumatic Tube Holding, LLC		100%	Delaware
Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		70%	China
Wyn Products Pty Ltd		100%	Australia

1     Fo Shan City Nan Hai Chieng Yeng Plastic & Hardward Product Co., Ltd. is a wholly-owned subsidiary of Chieng Yeng Ent. Co., Ltd., in which Leggett’s indirectly wholly-owned subsidiary, L&P/Chieng Yeng Management Co. Limited, holds an 80% interest.